EXHIBIT A

                                     FUNDS


First Trust Dow Jones Select MicroCap Index(SM) Fund
First Trust Morningstar(R) Dividend Leaders(SM) Index Fund
First Trust NASDAQ-100 Equal Weighted Index(SM) Fund
First Trust NASDAQ-100-Technology Sector Index(SM) Fund
First Trust US IPOX Index Fund
First Trust NYSE Arca Biotechnology Index Fund
First Trust Capital Strength Index Fund
First Trust Dow Jones Internet Index(SM) Fund
First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund
First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund
First Trust NASDAQ(R) ABA Community Bank Index Fund
First Trust Value Line(R) 100 Exchange-Traded Fund
First Trust Value Line(R) Dividend Fund
First Trust S&P REIT Index Fund
First Trust ISE-Revere Natural Gas Index Fund
First Trust ISE Water Index Fund
First Trust ISE Chindia Index Fund
First Trust Total US Market AlphaDEX ETF
  (fka First Trust Value Line(R) Equity Allocation Index Fund)
First Trust CBOE S&P 500 VIX Tail Hedge Fund
First Trust Dow 30 Equal Weight ETF

Updated: July 2017